SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date earliest event reported) September 30, 2014

Commission File Number	Registrant, State of Incorporation, Address of Principal Executive Offices, Telephone Number, and IRS Employer Identification No.	Commission File Number	Registrant, State of Incorporation, Address of Principal Executive Offices, Telephone Number, and IRS Employer Identification No.
0-20371	ENTERGY GULF STATES LOUISIANA, L.L.C. (a Louisiana limited liability company) 446 North Boulevard Baton Rouge, Louisiana 70802 Telephone (800) 368-3749 74-0662730	1-32718	ENTERGY LOUISIANA, LLC (a Texas limited liability company) 446 North Boulevard Baton Rouge, LA 70802 Telephone (800) 368-3749 75-3206126

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
As previously reported, in June 2014, Entergy Louisiana, LLC (Entergy Louisiana) and Entergy Gulf States Louisiana, L.L.C. (Entergy Gulf States Louisiana) filed a business combination study with the Louisiana Public Service Commission (LPSC) which contained a preliminary analysis of the potential combination of Entergy Louisiana and Entergy Gulf States Louisiana into a single public utility. Although not a part of the business combination, Entergy Louisiana provided notice to the Council of the City of New Orleans (City Council) in June 2014 that it anticipates it will seek authorization to transfer to Entergy New Orleans, Inc. certain assets that currently support Entergy Louisiana’s customers in Algiers. In the summer of 2014, technical conferences and face-to-face meetings occurred with the LPSC staff and other stakeholders to discuss potential effects of the combination, solicit suggestions and concerns, and identify areas in which additional information might be needed.

On September 30, 2014, Entergy Louisiana and Entergy Gulf States Louisiana filed an application with the LPSC seeking authorization to undertake the transactions which would result in such a combination of Entergy Louisiana and Entergy Gulf States Louisiana into a single public utility.

The combination is subject to regulatory review and approval of the LPSC, the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission and, if Entergy Louisiana continues to own the assets that currently support Entergy Louisiana’s customers in Algiers at the time the combination is effected, the City Council. If such approvals are obtained, Entergy Louisiana and Entergy Gulf States Louisiana expect the combination will be effected in the second half of 2015.

It is currently contemplated that Entergy Louisiana and Entergy Gulf States Louisiana will undertake multiple steps to effectuate the combination, which steps would include the following:

•
Each of Entergy Louisiana and Entergy Gulf States Louisiana will redeem or repurchase all of their respective outstanding preferred membership interests (which interests have a $100 million liquidation value in the case of Entergy Louisiana and $10 million in the case of Entergy Gulf States Louisiana).

•	Entergy Gulf States Louisiana will convert from a Louisiana limited liability company to a Texas limited liability company.

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Under the Texas Business Organizations Code (TXBOC), Entergy Louisiana will allocate substantially all of its assets to a new subsidiary (New Entergy Louisiana) and New Entergy Louisiana will assume all of the liabilities of Entergy Louisiana, in a transaction regarded as a merger under the TXBOC. Entergy Louisiana will remain in existence and hold the membership interests in New Entergy Louisiana.

•
Under the TXBOC, Entergy Gulf States Louisiana will allocate substantially all of its assets to a new subsidiary (New Entergy Gulf States Louisiana) and New Entergy Gulf States Louisiana will assume all of the liabilities of Entergy Gulf States Louisiana, in a transaction regarded as a merger under the TXBOC. Entergy Gulf States Louisiana will remain in existence and hold the membership interests in New Entergy Gulf States Louisiana.

•	Entergy Louisiana and Entergy Gulf States Louisiana will contribute the membership interests in New Entergy Louisiana and New Entergy Gulf States Louisiana to an affiliate the common membership interests of which will be owned by Entergy Louisiana, Entergy Gulf States Louisiana and Entergy Corporation.

•	New Entergy Gulf States Louisiana will merge into New Entergy Louisiana with New Entergy Louisiana surviving the merger.

Upon the completion of the steps, New Entergy Louisiana will hold substantially all of the assets, and will have assumed all of the liabilities, of Entergy Louisiana and Entergy Gulf States Louisiana. Entergy Louisiana and Entergy Gulf States Louisiana may modify or supplement the steps to be taken to effect the combination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Gulf States Louisiana, L.L.C.
Entergy Louisiana, LLC

By: /s/ Marcus V. Brown
Marcus V. Brown
Executive Vice President and General Counsel

Dated: September 30, 2014